Exhibit 7
TIME NOTE

$975,000.00	March 24, 2008
FOR VALUE RECEIVED, USDC PORTSMOUTH, INC., a California corporation (“Borrower”), hereby promises to pay to the order of NEWSTAR FINANCIAL, INC., a Delaware corporation (“Lender”), or to its order, at its office at 500 Boylston Street, Boston, Massachusetts 02116, the principal sum of Nine Hundred Seventy-Five Thousand Dollars ($975,000.00) (subject to Section 14 below), together with interest in arrears on the unpaid principal balance from time to time outstanding hereunder from the date hereof until the entire principal amount due hereunder is paid in full at the rates hereinafter provided.
1. Interest Rate. Except as otherwise provided in Section 2.9 hereof, principal amounts outstanding under this Note (and to the extent not prohibited by applicable law, overdue interest) shall bear interest at an annual rate equal to ten percent (10.00%) (the “Interest Rate”), subject to the conditions and limitations provided for in this Note.
2. Payment of Interest and Principal.
2.1. Payment and Calculation of Interest. All interest shall be payable in arrears at the end of each two-month period after the date of this Note (each an “Interest Period”) commencing on May 26, 2008, and on the Time Note Maturity Date until the principal together with all interest and other charges payable with respect to this Note shall be fully paid. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Interest shall be computed from and including the first day of the applicable Interest Period through the last day thereof.
2.2. Maturity Date. The then unpaid principal balance outstanding hereunder shall be due and payable in full on September 24, 2008 (the “Time Note Maturity Date”).
2.3. Prepayment; Set Off. This Note or any portion thereof may be prepaid in full or in part at any time. Each principal prepayment shall be accompanied by payment of the interest accrued on the principal payment so prepaid through the date of prepayment. The outstanding principal amount of this Note may also be reduced by the amount of any set offs permitted under Section 1.7 and Article 8 of the Secured Party Sale Agreement dated the date hereof (the “Secured Party Sale Agreement”) between Borrower and Lender.
2.5. Maturity. At Maturity all accrued interest, principal and other charges due with respect to this Note shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.
2.6. Method of Payment; Date of Credit; Payment Date Adjustments; Automatic Payments.
2.6.1. Method of Payment. All payments of interest, principal and fees shall be made by Borrower to Lender, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, in lawful currency of the United States of America in immediately available funds: (i) by wire transfer to Lender or (ii) by check payable to Lender and delivered to Lender at 500 Boylston Street, Suite 1600, Boston, Massachusetts 02116, or (iii) to such other address as the holder of this Note may from time to time specify in writing or (iv) to the extent provided in the Secured Party Sale Agreement. Payments shall be credited on the Business Day on which immediately available funds are received prior to 3:00 p.m. (Boston, Massachusetts time); payments received after 3:00 p.m. (Boston, Massachusetts time) shall be credited to this Note on the next Business Day. Payments that are by check shall be provisionally credited to this Note until the item is finally paid by the payor bank and become immediately payable funds.

2.6.2. Adjustment for Non-Business Days. All payments hereunder shall be adjusted if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.
2.7. Application of Payments. Except as otherwise expressly set forth herein, all payments received will be applied first to interest, then to fees and then to principal; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to the obligations of Borrower to Lender as Lender determines in its sole discretion.
2.8. Default Rate. Upon the occurrence and during the continuance of an Event of Default (whether or not Lender has accelerated payment of this Note), or after Maturity or after judgment has been rendered on this Note, the unpaid principal of this Note shall, at the option of Lender, bear interest at a rate which is four (4) percentage points per annum above the Interest Rate (the “Default Rate”).
2.9. Late Fee. If a regularly scheduled payment of interest is fifteen (15) days or more late, Borrower will be charged 5.00% of the unpaid portion of such regularly-scheduled payment or $10.00, whichever is greater. If Lender accelerates payment of this Note in accordance with the terms hereof, and Borrower does not pay the outstanding principal balance hereof in full within fifteen (15) days after Lender’s demand, Borrower will be charged either 5.00% of the unpaid principal plus accrued unpaid interest or $10.00, whichever is greater. Late fees are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.
3. Certain Definitions and Provisions Relating To Interest Rate. In addition to terms defined elsewhere in this Note, the following terms shall have the definitions set forth below:
3.1. Business Day. The term “Business Day” shall mean any day other than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in Boston, Massachusetts.
3.2. Default Rate. The term “Default Rate” shall have the meaning set forth in Section 2.9 hereof.
3.3. Dollars. The term “Dollars” or “$” means lawful money of the United States.
3.4. Interest Period. The term “Interest Period” shall have the meaning set forth in Section 2.1 hereof.

3.5. Maturity. The term “Maturity” means the earlier to occur of the Time Loan Maturity Date or the acceleration of this Note by Lender upon an Event of Default.
3.6. Time Note Maturity Date. The term “Time Note Maturity Date” has the meaning set forth in Section 2.2 above.
4. Additional Provisions Related to Interest Rate Selection.
4.1. Payments Net of Taxes. All payments and prepayments of principal and interest under this Note shall be made net of any taxes and costs. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.
5. Security; Guaranty. This Note is secured by certain Security Documents (which documents, together with any other instrument securing this Note and as may be amended from time to time, are hereinafter collectively referred to as the “Security Documents”) including without limitation a Security Agreement dated as of the date hereof between Borrower and Lender and a Pledge Agreement dated as of the date hereof between Guarantor and Lender. This Note is entitled to all of the benefits of the Security Documents, and specific reference is hereby made to such instruments for all purposes. In addition Lender shall benefit from a Guaranty dated the date hereof (the “Guaranty” and together with this Note and the Security Documents, the “Loan Documents”) by US Dry Cleaning Corporation (the “Guarantor”).
6. Events of Default; Acceleration of Maturity. (a) The occurrence of any one or more of the following continuing beyond applicable notice and cure periods, if any, will constitute an “Event of Default” hereunder:
(i) Payment Default. Borrower shall fail to make payment of any (a) principal due and payable under this Note or (b) within five (5) days after the same becomes due, interest or other amounts due and payable under this Note (no prior demand therefor being necessary).
(ii) Other Payment Defaults. Borrower or Guarantor shall fail to make payment , within five (5) days of when due, of any other sum payable under the Loan Documents, or any other documents, instruments or agreements (“Other Documents”) now or hereafter securing this Note or executed by Borrower, or any other person, corporation or other entity now or hereafter liable, absolutely or contingently, for the whole or any part of the indebtedness evidenced by this Note, including, without limitation, nonpayment of the Guaranty by the Guarantor.

(iii) Limitation on Indebtedness. Borrower shall issue evidences of indebtedness, or create, assume, become or remain contingently liable for, or suffer to exist, or pledge any assets to secure, any indebtedness, except for (a) this Note, (b) Borrower’s guaranty (as amended from time to time, the “Senior Guaranty”) of the indebtedness of Guarantor under that certain Convertible Note dated March 12, 2008 (as amended from time to time, the “Senior Note” and collectively with the Senior Guaranty, the “Senior Loan Documents”) in the original principal amount of $1,725,000.00 made by Guarantor to the order of Setal 2, LLC (c) liabilities of Borrower (other than liabilities incurred for borrowed money) which arise in the ordinary course of its business, (d) liabilities under capitalized leases entered into by Borrower in the ordinary course of its business for the lease of equipment used in Borrower’s business and (e) purchase money indebtedness entered into by Borrower in the ordinary course of its business for the acquisition of equipment used in Borrower’s business (provided if such indebtedness is secured only the acquired equipment (and no other assets of Borrower) shall secure any such indebtedness).
(iv) Performance Default. Nonperformance or nonobservance of any of the other representations, covenants, agreements, or conditions of the Loan Documents, or any of the Other Documents (which has not been cured within ten (10) Business Days after Lender delivering written notice of the same).
(v) Cross-Default: Other Lender Documents. The occurrence of any “Event of Default” or any default, breach or non performance under any other Loan Document or any of the Other Documents, or the occurrence of any event or condition which would entitle Lender to exercise any of its remedies under the Loan Documents or any of the Other Documents.
(vi) Cross-Default: Other Indebtedness. Default in respect of the Senior Loan Documents not cured within thirty (30) days of such default, maturity of any indebtedness of Borrower or the Guarantor owing to persons or entities other than the Lender without full payment at maturity; provided, that the amount due at maturity shall be equal to or exceed $2,000,000, or acceleration of the any indebtedness of Borrower or the Guarantor owing to persons or entities other than the Lender; provided, that the principal amount of such indebtedness shall equal or exceed $2,000,000 or shall be in respect of the Senior Loan Documents.
(vii) (a) Insolvency. (i) The insolvency or inability of Borrower or the Guarantor to pay its debts as they mature; (ii) the appointment of a receiver, trustee, custodian or other fiduciary, for, or for any of the property of, Borrower or the Guarantor; or (iii) the making of an assignment for the benefit of creditors, or the making of or entering into a trust mortgage or deed or other instrument of similar import for the benefit of creditors, by Borrower or the Guarantor; or

(b) Bankruptcy. (1) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the federal bankruptcy code, 11 U.S.C. §101 et seq., as the same now exists or may hereafter be amended (the “Bankruptcy Code”), in each case in respect of by Borrower or the Guarantor and by or with the consent of Borrower or the Guarantor.
(2) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the Bankruptcy Code against Borrower or the Guarantor, which is not dismissed within sixty (60) days.
(viii) Judgments, Etc. The entry of any judgment against, or the attachment or garnishment of any of the property, goods or credits of, Borrower in excess of $1,000,000 or the Guarantor in excess of $2,000,000 which remains unpaid, unstayed, undismissed or unbonded for a period of sixty (60) days; or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against Borrower or the Guarantor under any mortgage, deed of trust or security agreement and is not dismissed or terminated for a period of fifteen (15) days (other than any judgment, attachment or garnishment relating to any claim for which Borrower is entitled to be indemnified under the Secured Party Sale Agreement; provided that Borrower has delivered timely notice of any such claim in accordance with the Secured Party Sale Agreement (such claims, the “Excluded Claims”)).
(ix) Dissolution. Etc. The dissolution, liquidation or termination of existence of Borrower or the Guarantor or a sale of assets of Borrower or the Guarantor out of the ordinary course of business.
(x) Change in Control. Guarantor shall cease to own 100% of the capital stock of the Borrower.
(xi) Mergers. Etc. The merger or consolidation with any corporation by Borrower, or the transfer of any of the capital stock of Borrower by any of the present stockholders thereof, or dilution of the percentage of the outstanding capital stock of, or voting rights in Borrower held by any of the present stockholders thereof, without the prior written consent of the Lender.
(xiii) Lien Priority. Lender fails to have an enforceable and perfected lien on or security interest in any property given as security for this Note (or any guaranty) (other than such failures that result from an Excluded Claim) or any party to any Security Document or Guaranty shall contest its obligations thereunder, which lien shall be subject only to the liens granted under the Senior Loan Documents.
(b) Upon the occurrence and during the continuance of any Event of Default and the expiration of any period provided in such instrument to cure such Event of Default, then Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Security Documents. In the event that Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Security Documents, Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and Lender may take judgment for all such amounts in addition to all other sums due hereunder.

7. Certain Waivers, Consents and Agreements. Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Security Documents, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Security Documents, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; and (e) consents to all of the terms and conditions contained in this Note, the Security Documents, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for any one or more of the other Loan Documents.
8. Delay Not A Bar. No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.
9. Partial Invalidity. The invalidity or unenforceability of any provision hereof, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection herewith made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.
10. Waiver of Trial by Jury. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY,

INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF DEBT DESCRIBED HEREIN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF BORROWER AND LENDER HEREBY WAIVEs ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOANS DESCRIBED HEREIN.
11. Governing Law; Consent to Jurisdiction. This Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, except to the extent that such laws are superseded by Federal enactments and excluding the laws applicable to conflicts or choice of law. Borrower hereby consents to personal jurisdiction in any state or Federal court located within The Commonwealth of Massachusetts.
12. Payment of Fees and Expenses. Borrower shall jointly and severally pay on demand all reasonable expenses of Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.
13. Compliance with Usury Laws. Borrower shall not be obligated to pay and Lender shall not collect interest at a rate higher than the maximum permitted by applicable law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by Lender to Borrower. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. This provision shall control every other provision of all agreements between Borrower and Lender.

14. Right of Setoff. Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations of Borrower to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender and its successors and assigns, or in transit to any of them. At any time during the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing this Note. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
15. Right to Sell a Loan to a Third Party. Lender shall have the right at any time or from time to time, to assign all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an “Assignee”), and Borrower (and each Guarantor) agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as Lender shall reasonably require to effect the foregoing; provided that (a) unless an Event of Default has occurred and is continuing, (i) such assignment shall require Borrower’s consent (such consent not to be unreasonably withheld or delayed), and (ii) no Assignee may be a competitor of Borrower and/or Guarantor and (b) any such assignment of all of Lender’s rights under this Note shall also include an assignment of all of Lender’s rights and obligations under the Secured Party Sale Agreement. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by this Note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and the other Loan Documents and shall have all of the rights and obligations of Lender hereunder and thereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder, thereunder and under the Secured Party Sale Agreement to a corresponding extent. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in a writing (in form and substance reasonably satisfactory to the Borrower) to maintain the confidentiality of such information.

16. Right to Sell a Portion of a Loan to a Prospective Participant. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in this Note. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.
17. Integration Clause. This Note and other Loan Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents. This Note ]nay not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Lender. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.
18. Replacement of Promissory Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other Security Document(s) that is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of this Note or other Security Document(s), Borrower will issue, in lieu thereof, a replacement note or other Security Document(s) in the same principal amount thereof and otherwise of like tenor; provided that Lender executes and delivers to Borrower an agreement reasonably satisfactory to Borrower that indemnifies Borrower and Guarantor for any damages, loss or expenses incurred by Borrower and/or Guarantor in connection with the Note being replaced.
19. Continued Liability of Borrower. Borrower shall remain primarily liable on this Note and the Security Documents until full payment, unaffected by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Borrower.
20. Election of Remedies. Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure, any comparable statute, or otherwise. As provided in Section 11, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. The foregoing provisions are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Note or the other Loan Documents.

21. Secured Party Sale Agreements. The amounts due the Lender under this Note shall be subject to certain set-off rights of Borrower as more particularly set forth in Section 1.7 and Article 8 of the Secured Party Sale Agreement.
[The Next Page is the Signature Page]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative, officer or agent, as applicable, as an instrument under seal as of the day and year first above written.

USDC PORTSMOUTH, INC.
By:	/s/ Robert Lee
	Name:	Robert Lee
	Title:	President

AMENDMENT TO TIME NOTE
This AMENDMENT TO TIME NOTE (this “Amendment”) is made and entered into as of October 8, 2008 by USDC PORTSMOUTH, INC. (the “Borrower”), a California corporation, and NEWSTAR FINANCIAL, INC. (the “Lender”), a Delaware corporation.
WHEREAS, the Borrower has issued to the Lender the Time Note, dated as of March 24, 2008 (the “Note”), in the original principal amount of $975,000. Except as otherwise provided herein, capitalized terms used herein with definition shall have the meanings given such terms in the Note.
WHEREAS, the Borrower has requested that the Lender extend the maturity date of the Note and make certain other changes to the terms of the Note.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:
1. Amendments to Note.
A. Interest Rate. Section 1 of the Note is hereby amended in its entirety to read as follows:
“1. INTEREST RATE. Except as otherwise provided in Section 2.9 hereof, principal amounts outstanding under this Note (and to the extent not prohibited by applicable law, overdue interest) shall bear interest (x) for the period of March 24, 2008 to September 26, 2008, at an annual rate equal to ten percent (10%) and (y) from and after September 27, 2008, at an annual rate equal to twelve percent (12.00%) (the “Interest Rate”), subject to the conditions and limitations provided for in this Note.”
B. Payments of Interest and Principal. Sections 2.1 and 2.2 of the Note are hereby amended in their entirety to read as follows:
“2.1. Payment and Calculation of Interest. All interest shall be payable in arrears at the end of each month (each an “Interest Period”), commencing on May 26, 2008 and continuing on the last day of each month thereafter, and on the Time Note Maturity Date (as defined below), until the principal together with all interest and other charges payable with respect to this Note shall be fully paid. Notwithstanding the foregoing, interest due from September 26, 2008 through September 30, 2008, shall be payable, together with accrued interest through October, 2008, on October 31, 2008. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Interest shall be computed from and including the first day of the applicable Interest Period through the last day thereof.”

“2.2. Maturity Date. The then unpaid principal balance outstanding hereunder shall be due and payable in full on the earlier of (x) November 24, 2008 or (y) the date on which the Guarantor (as defined below) receives gross proceeds of the issuance of equity and/or indebtedness in the aggregate in excess of $2,940,000 (the earlier of (x) and (y) being referred to as the “Time Note Maturity Date”).”
C. New Section 2.4. A new Section 2.4 is hereby added to the Note to read as follows:
“2.4 Certain Mandatory Prepayments. If (A) the Guarantor shall (x) sell or issue any equity and/or (y) incur or issue any indebtedness and (B) the gross proceeds to the Guarantor from such sale, issuance or incurrence shall exceed $2,000,000 in the aggregate, then the Borrower shall be required to prepay the principal amount of the Note in an amount equal to 100% of such aggregate proceeds received by the Guarantor in excess of $2,000,000 (such prepayment to be applied as set forth in the following sentence). Each prepayment of this Note pursuant to the foregoing sentence shall be applied, first to the payment of accrued and unpaid interest and other charges and second to the payment of principal of this Note. Such prepayment shall be due on the date that the Guarantor receives any such proceeds.”
2. Conditions. This Amendment shall become effective on the first date on which the Borrower shall have paid to the Lender (i) $16,188.89, representing all interest accrued and unpaid on the Note to September 26, 2008 and (ii) $5,000 (payable to Edwards Angell Palmer & Dodge LLP) representing costs and expenses of counsel to the Lender in connection with the preparation of this Amendment and shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) executed originals of the following:
1.	this Amendment;

2.	the Guarantor’s confirmation attached to this Amendment;

3.	Stipulations of judgment in the form attached hereto as Exhibit A-1 and Exhibit A-2;

4.
true and complete copies of any required directors’ consents and/or resolutions, authorizing the execution and delivery of this Amendment and such stipulation of judgment, certified by the secretary or clerk of the Borrower; and

3. No Further Amendments; Security Confirmed. Except as specifically amended hereby, the Note and the Security Documents shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced thereby is hereby reaffirmed in all respects. This Amendment constitutes an amendment to and modification of the Note. On and after the date hereof, each reference in the Note to “this Note”, “hereunder”, “hereof” or words of like import referring to the Note shall mean and be a reference to the Note as amended by this Amendment, and each reference in any of the Security Documents or any other applicable documents between the Borrower and the Lender, to the “Note” shall mean and be a reference to the Note as amended by this Amendment. The Borrower hereby confirms that the obligations of the Borrower described in the Note and the Security Documents include the Borrower’s obligations under the Note, as amended hereby, and all such obligations shall be secured, and entitled to the benefits of, all of the Security Documents, as in effect from time to time.
4. Representations; Release. The Borrower hereby certifies that the following statements are true as of the date hereof: (a) the representations and warranties contained in each Loan Documents are correct in all material respects as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; (b) after giving effect to the terms of this Amendment, no event has occurred and is continuing that constitutes an Event of Default; and (c) the outstanding principal balance of the Note is $940,000 and the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of the Borrower under the Note or any Security Document. To the extent that any such claims, offsets, defenses or counterclaims may exist, the Borrower, by signing below, hereby WAIVES AND RELEASES the Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from the same, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
5. Consent Judgment. The Borrower has executed a federal court version and a state court version of a Consent Judgment as an addendum to this Agreement that are attached as Exhibits 1 and 2, and are incorporated herein by reference. Each Consent Judgment in the amount of $940,000, plus interest as calculated in the Note, as amended, costs and attorneys’ fees, less any payments made pursuant to this Agreement, shall be delivered to Lender’s counsel along with an executed copy of this Agreement, but shall not be used, disclosed, or filed until and unless Borrower fails to make a required payment in the time specified in Sections 2.1 and 2.2 of the Note, as amended by Section 1B of this Agreement. If Borrower makes all of the required payments, Lender’s counsel shall destroy the original Consent Judgments along with any copies made. If Borrower fails to make a required payment timely in accordance with Sections 2.1 and 2.2 of the Note, as amended by Section 1B of this Agreement, Plaintiff may file a Consent Judgment with either the United States District Court for the District of Massachusetts, or the Suffolk Superior Court in the Commonwealth of Massachusetts, as the Lender chooses in its sole discretion. The Lender shall provide written notice of that filing to Borrower. Borrower expressly consents to the jurisdiction of the state courts in the Commonwealth of Massachusetts, and the United States District Court for the District of Massachusetts, for purposes of an action by Lender on the Consent Judgment.
[Signature Page Follows]

[Signature Page to Amendment to Time Note]
IN WITNESS WHEREOF, each of the undersigned have duly executed this Amendment under seal as of the date first set forth above.

USDC PORTSMOUTH, INC.
By:	/s/ Robert Lee
	Name:	Robert Lee
	Title:	President

NEWSTAR FINANCIAL, INC.
By:	/s/ Robert E. Hornstein
	Name:	Robert E. Hornstein
	Title:	Managing Director Portfolio Management

GUARANTOR’S CONFIRMATION AND CONSENT
The undersigned hereby consents to the execution and delivery of the foregoing Amendment and to all of the transactions contemplated thereby, and confirms and agrees as follows:
(a) For all purposes of the undersigned’s Guaranty (as defined in the Note), the liabilities and obligations of the Borrower under the Note, as amended by the foregoing Amendment, shall constitute “Guaranteed Obligations”; and for all purposes of the Stock Pledge Agreement dated as of March 24, 2008 made by the undersigned in favor of the Lender (the “Pledge Agreement”), the liabilities and obligations of the Borrower under the Note, as amended by the foregoing Amendment, shall constitute “Obligations”;
(b) The obligations of the undersigned under the Guaranty and the Pledge Agreement are hereby confirmed and reaffirmed in all respects;
(c) The Guarantor acknowledges the terms of Section 2.4 of the Note and agrees to make available to the Borrower, solely for the purpose of making the mandatory prepayments required by Section 2.4, the proceeds of any sale or issuance of equity and/or incurrence or issuance of indebtedness in excess of $2,000,000 in the aggregate; and
(d) The Guarantor does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of the Guarantor under the Guaranty and, to the extent that any such claims, offsets, defenses or counterclaims may exist, the Guarantor, by signing below, hereby WAIVES AND RELEASES the Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from the same, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

US DRYCLEANING CORPORATION
By:	/s/ Robert Lee
	Name:	Robert Lee
	Title:	CEO

Exhibit A-1
COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT DEPARTMENT NEWSTAR

FINANCIAL, INC.	)
)
Plaintiff,	)
)
v.	)	CIVIL ACTION NO
)
USDC PORTSMOUTH, INC	)
Defendant.	)
CONSENT JUDGMENT
WHEREAS Plaintiff Newstar Financial, Inc. (“Newstar”), as Lender, and Defendant USDC Portsmouth, Inc. (“USDC Portsmouth”), as Borrower, are parties to a certain Time Note, dated as of March 24, 2008 (the “Note”);
USDC Portsmouth defaulted on the Note, without cure, as to which Newstar gave Notice and as to which default USDC Portsmouth agrees it has no defense;
WHEREAS, the parties executed an Amendment To Time Note, dated as October 8, 2008, in which Newstar agreed to extend the maturity date of the Note, despite USDC Portsmouth’s default, in consideration of USDC Portsmouth’s agreement to make certain payments of principal and interest;
WHEREAS, the parties’ Amendment To Time Note provided, in the event that, USDC Portsmouth should fail to timely make payment of the agreed upon amounts of principal and interest, USDC Portsmouth shall be liable immediately to pay Newstar the sum of Nine Hundred Forty Thousand Dollars ($940,000), plus interest as calculated in the Note, as amended, costs and attorneys fees associated with pursuing a claim for default, less any payments made by USDC Portsmouth pursuant to the Amendment To Time Note; and

WHEREAS, Newstar has now filed a Complaint arising out of USDC Portsmouth’s default under the Note and Amendment To Time Note.
IT IS HEREBY STIPULATED BY AND BETWEEN NEWSTAR AND USDC PORTSMOUTH, AND ORDERED BY THE COURT, AS FOLLOWS:
1. Judgment shall be entered in favor of Newstar and against USDC Portsmouth in the amount of Nine Hundred Forty Thousand Dollars ($940,000), less any payments made by USDC Portsmouth pursuant to the Amendment To Time Note, plus interest at a rate calculated pursuant to paragraph 3 below, and Newstar’s costs and attorneys’ fees associated with pursuing a claim for default under the Note and Amendment To Time Note.
2. The monetary amount of Judgment shall be determined by the Court based upon the submission of documentation by the parties establishing the amount of any payments made by USDC Portsmouth pursuant to the Amendment To Time Note, and the amount of Newstar’s costs and attorneys’ fees associated with pursuing its claim for default, and that amount shall be incorporated into a Final Judgment in favor of Newstar.
3. Interest Rate. Interest shall be 14% per annum until paid in full.
4. USDC Portsmouth and Newstar expressly waive any appeal from entry of a Final Judgment in accordance with this Consent Judgment.

AGREED TO BY COUNSEL FOR THE PARTIES, NEWSTAR FINANCIAL, INC. By its Attorneys,

Steven M. Cowley (554534)
EDWARDS ANGELL PALMER & DODGE LLP 111 Huntington Avenue Boston, MA 02199-7613 (617) 239-0100 (617) 227-4420 (Fax) scowley@eapdlaw.com

USDC PORTSMOUTH, INC., By its Attorneys,

[Must have a MA attorney signing]
ORDER
GOOD CAUSE APPEARING THEREFOR, IT IS SO ORDERED.
Dated:

Exhibit A-2
UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MASSACHUSETTS

NEWSTAR FINANCIAL, INC.	)
)
Plaintiff,	)
)
v.	)	Civil Action No.
)
USDC PORTSMOUTH, INC	)
Defendant.	)
CONSENT JUDGMENT
WHEREAS Plaintiff Newstar Financial, Inc. (“Newstar”), as Lender, and Defendant USDC Portsmouth, Inc. (“USDC Portsmouth”), as Borrower, are parties to a certain Time Note, dated as of March 24, 2008 (the “Note”);
USDC Portsmouth defaulted on the Note, without cure, as to which Newstar gave Notice and as to which default USDC Portsmouth agrees it has no defense;
WHEREAS, the parties executed an Amendment To Time Note, dated as of October 8, 2008, in which Newstar agreed to extend the maturity date of the Note, despite USDC Portsmouth’s default, in consideration of USDC Portsmouth’s agreement to make certain payments of principal and interest;
WHEREAS, the parties’ Amendment To Time Note provided, in the event that, USDC Portsmouth should fail to timely make payment of the agreed upon amounts of principal and interest, USDC Portsmouth shall be liable immediately to pay Newstar the sum of Nine Hundred Forty Thousand Dollars ($940,000), plus interest as calculated in the Note, as amended, costs and attorneys fees associated with pursuing a claim for default, less any payments made by USDC Portsmouth pursuant to the Amendment To Time Note; and

WHEREAS, Newstar has now filed a Complaint arising out of USDC Portsmouth’s default under the Note and Amendment To Time Note.
IT IS HEREBY STIPULATED BY AND BETWEEN NEWSTAR AND USDC PORTSMOUTH, AND ORDERED BY THE COURT, AS FOLLOWS:
1. Judgment shall be entered in favor of Newstar and against USDC Portsmouth in the amount of Nine Hundred Forty Thousand Dollars ($940,000), less any payments made by USDC Portsmouth pursuant to the Amendment To Time Note, plus interest at a rate calculated pursuant to paragraph 3 below, and Newstar’s costs and attorneys’ fees associated with pursuing a claim for default under the Note and Amendment To Time Note.
2. The monetary amount of Judgment shall be determined by the Court based upon the submission of documentation by the parties establishing the amount of any payments made by USDC Portsmouth pursuant to the Amendment To Time Note, and the amount of Newstar’s costs and attorneys’ fees associated with pursuing its claim for default, and that amount shall be incorporated into a Final Judgment in favor of Newstar.
3. Interest Rate. Interest shall be 14% per annum until paid in full.
4. USDC Portsmouth and Newstar expressly waive any appeal from entry of a Final Judgment in accordance with this Consent Judgment.

AGREED TO BY COUNSEL FOR THE PARTIES, NEWSTAR FINANCIAL, INC. By its Attorneys,

Steven M. Cowley (554534)
EDWARDS ANGELL PALMER & DODGE LLP 111 Huntington Avenue Boston, MA 02199-7613 (617) 239-0100 (617) 227-4420 (Fax) scowley@eapdlaw.com

USDC PORTSMOUTH, INC., By its Attorneys,

[Must have a MA attorney signing]
ORDER
GOOD CAUSE APPEARING THEREFOR, IT IS SO ORDERED.
Dated:

SECOND AMENDMENT TO TIME NOTE
This SECOND AMENDMENT TO TIME NOTE (this “Amendment”) is made and entered into as of December 24, 2008 by USDC PORTSMOUTH, INC. (the “Borrower”), a California corporation, and NEWSTAR FINANCIAL, INC. (the “Lender”), a Delaware corporation.
WHEREAS, the Borrower has issued to the Lender the Time Note, dated as of March 24, 2008, in the original principal amount of $975,000, as amended by that certain Amendment to Time Note dated as of October 8, 2008 (as amended, the “Note”). Except as otherwise provided herein, capitalized terms used herein with definition shall have the meanings given such terms in the Note.
WHEREAS, the Borrower has requested that the Lender extend the maturity date of the Note and make certain other changes to the terms of the Note.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:
1. Amendments to Note.
A. Interest Rate. Section 1 of the Note is hereby amended in its entirety to read as follows:
“1. INTEREST RATE. Except as otherwise provided in Section 2.9 hereof, principal amounts outstanding under this Note (and to the extent not prohibited by applicable law, overdue interest) shall bear interest (x) for the period of March 24, 2008 to September 26, 2008, at an annual rate equal to ten percent (10%), (y) from and after September 27, 2008 to December 31, 2008, at an annual rate equal to twelve percent (12.00%), and from and after December 31, 2008, at an annual rate equal to thirteen percent (13.00%) and (the “Interest Rate”), subject to the conditions and limitations provided for in this Note.”
B. Payments of Interest and Principal. Sections 2.1 and 2.2 of the Note are hereby amended in their entirety to read as follows:
“2.1. Payment and Calculation of Interest. All interest shall be payable in arrears at the end of each month (each an “Interest Period”), commencing on May 26, 2008 and continuing on the last day of each month thereafter, and on the Time Note Maturity Date (as defined below), until the principal together with all interest and other charges payable with respect to this Note shall be fully paid. Notwithstanding the foregoing, all accrued and unpaid interest due from October 8, 2008 through December 31, 2008, in the aggregate amount of $19,113.33, shall be payable concurrently with the execution and delivery of this Amendment. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Interest shall be computed from and including the first day of the applicable Interest Period through the last day thereof.”

“2.2. Maturity Date. The then unpaid principal balance outstanding hereunder shall be due and payable in full on the earlier of (x) September 30, 2009 or (y) the date, after the date hereof, on which the Guarantor (as defined below) or Borrower has received gross proceeds of the issuance of equity and/or indebtedness in the aggregate in excess of $1,000,000, which, if prepaid in accordance with Section 2.4(b), would result in the then unpaid principal balance being paid in full (the earlier of (x) and (y) being referred to as the “Time Note Maturity Date”).”
C. New Section 2.4. A new Section 2.4 is hereby added to the Note to read as follows:
“2.4 Certain Mandatory Prepayments. (a) The Borrower shall make principal payments in accordance with the following schedule:

January 31, 2009	$100,000
February 28, 2009	$100,000
March 31, 2009	$100,000
The last day of each calendar month thereafter	$60,000
The entire unpaid principal shall be payable on the Maturity Date.
(b) In addition to the foregoing, if (A) the Guarantor or Borrower shall (x) sell or issue any equity and/or (y) incur or issue any indebtedness, (B) if the aggregate gross proceeds to the Guarantor or Borrower from such sale, issuance or incurrence (taken together with prior sales, issuances and incurrences) shall exceed $1,000,000 in the aggregate, then the Borrower shall be required to prepay the principal amount of the Note in an amount equal to 30% of such aggregate proceeds received by the Guarantor or Borrower (as and when received) from the next $2,000,000 raised, and (C) if the aggregate gross proceeds to the Guarantor or Borrower from such sale, issuance or incurrence (taken together with prior sales, issuances and incurrences) shall exceed $3,000,000 in the aggregate, then the Borrower shall be required to prepay the principal amount of the Note in an amount equal to 85% of such aggregate proceeds in excess of $3,000,000 received by the Guarantor or Borrower (as and when received). Prepayments made pursuant to this Section 2.4(b) shall be applied as follows: first to the payment of accrued and unpaid interest and other charges, second pro rata to the unpaid principal payments due on January 31, 2009, February 28, 2009, and March 31, 2009, until the amount of scheduled principal payments for each such period is reduced to $60,000, and third to the payment of principal of this Note as detailed in Section 2.4(a) above in inverse order of maturity. Such prepayment shall be due on the date that the Guarantor or Borrower receives any such proceeds.”
2. Conditions. This Amendment shall become effective on the first date on which the Borrower shall have paid to the Lender (i) $19,133.33, and (ii) $2,000 (payable to Edwards Angell Palmer & Dodge LLP) representing costs and expenses of counsel to the Lender in connection with the preparation of this Amendment and shall have executed and delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) executed originals of the following:

1.	this Amendment;

2.	the Guarantor’s confirmation attached to this Amendment;

3.
true and complete copies of any required directors’ consents and/or resolutions, authorizing the execution and delivery of this Amendment and such stipulation of judgment, certified by the secretary or clerk of the Borrower; and

3. No Further Amendments; Security Confirmed. Except as specifically amended hereby, the Note and the Security Documents shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced thereby is hereby reaffirmed in all respects. This Amendment constitutes an amendment to and modification of the Note. On and after the date hereof, each reference in the Note to “this Note”, “hereunder”, “hereof” or words of like import referring to the Note shall mean and be a reference to the Note as amended by this Amendment, and each reference in any of the Security Documents or any other applicable documents between the Borrower and the Lender, to the “Note” shall mean and be a reference to the Note as amended by this Amendment. The Borrower hereby confirms that the obligations of the Borrower described in the Note and the Security Documents include the Borrower’s obligations under the Note, as amended hereby, and all such obligations shall be secured, and entitled to the benefits of, all of the Security Documents, as in effect from time to time.
4. Representations; Release. The Borrower hereby certifies that the following statements are true as of the date hereof: (a) the representations and warranties contained in each Loan Documents are correct in all material respects as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; (b) after giving effect to the terms of this Amendment, no event has occurred and is continuing that constitutes an Event of Default; and (c) the outstanding principal balance of the Note is $940,000 and the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of the Borrower under the Note or any Security Document. To the extent that any such claims, offsets, defenses or counterclaims may exist, the Borrower, by signing below, hereby WAIVES AND RELEASES the Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from the same, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5. Consent Judgment. The Borrower has executed and delivered a federal court version and a state court version of a Consent Judgment, which have been delivered in connection with the previous amendment. Each Consent Judgment in the amount of $940,000, plus interest as calculated in the Note, as amended, costs and attorneys’ fees, less any payments made pursuant to the Note remain in full force and effect, have been delivered to Lender’s counsel, but shall not be used, disclosed, or filed until and unless Borrower fails to make a required payment in the time specified in Sections 2.1 and 2.2 of the Note, as amended by Section 1B of this Agreement. If Borrower makes all of the required payments, Lender’s counsel shall destroy the original Consent Judgments along with any copies made. If Borrower fails to make a required payment timely in accordance with Sections 2.1 and 2.2 of the Note, as amended by Section 1B of this Agreement, Plaintiff may file a Consent Judgment with either the United States District Court for the District of Massachusetts, or the Suffolk Superior Court in the Commonwealth of Massachusetts, as the Lender chooses in its sole discretion. The Lender shall provide written notice of that filing to Borrower. Borrower expressly consents to the jurisdiction of the state courts in the Commonwealth of Massachusetts, and the United States District Court for the District of Massachusetts, for purposes of an action by Lender on the Consent Judgment.
[Signature Page Follows]

[Signature Page to Second Amendment to Time Note]
IN WITNESS WHEREOF, each of the undersigned have duly executed this Amendment under seal as of the date first set forth above.

USDC PORTSMOUTH, INC.
By:	/s/ Robert Y. Lee
	Name:	Robert Y. Lee
	Title:	President

NEWSTAR FINANCIAL, INC.
By:	/s/ Rob Hornstein
	Name:	Rob Hornstein
	Title:	Managing Director

GUARANTOR’S CONFIRMATION AND CONSENT
The undersigned hereby consents to the execution and delivery of the foregoing Amendment and to all of the transactions contemplated thereby, and confirms and agrees as follows:
(a) For all purposes of the undersigned’s Guaranty (as defined in the Note), the liabilities and obligations of the Borrower under the Note, as amended by the foregoing Amendment, shall constitute “Guaranteed Obligations”; and for all purposes of the Stock Pledge Agreement dated as of March 24, 2008 made by the undersigned in favor of the Lender (the “Pledge Agreement”), the liabilities and obligations of the Borrower under the Note, as amended by the foregoing Amendment, shall constitute “Obligations”;
(b) The obligations of the undersigned under the Guaranty and the Pledge Agreement are hereby confirmed and reaffirmed in all respects;
(c) The Guarantor acknowledges the terms of Section 2.4 of the Note and agrees to make available to the Borrower, solely for the purpose of making the mandatory prepayments required by Section 2.4, the proceeds of any sale or issuance of equity and/or incurrence or issuance of indebtedness in excess of $1,000,000 in the aggregate; and
(d) The Guarantor does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of the Guarantor under the Guaranty and, to the extent that any such claims, offsets, defenses or counterclaims may exist, the Guarantor, by signing below, hereby WANES AND RELEASES the Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from the same, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

US DRYCLEANING CORPORATION
By:	/s/ Robert Y. Lee
	Name:	Robert Y. Lee
	Title:	Chief Executive Officer

THIRD AMENDMENT TO TIME NOTE
This THIRD AMENDMENT TO TIME NOTE (the “Amendment”) is made and entered into this 20th day of March, 2009, and is by and between USDC PORTSMOUTH, INC., a California corporation (the “Borrower”) and LESTER E. TAYLOR, JR. and DIANE M. TAYLOR, Trustees of The Taylor Family Trust dated March 3, 1994, as amended in its entirety November 18, 1999 (the “Lender”) with reference to the following facts:
RECITALS
A. Borrower is the maker of a certain Time Note dated March 24, 2008 (the “Time Note”) between Borrower and NewStar Financial, Inc. (“NewStar”) with an original face amount of Nine Hundred Seventy-Five Thousand and 00/100 Dollars ($975,000.00). The Time Note was amended for the first time on October 8, 2008, and again on December 24, 2008 (the Time Note referred to herein is the Time Note as amended). The Borrower secured the Time Note by executing and delivering to NewStar a certain Security Agreement dated as of March 24, 2008 (the “Security Agreement”).
B. NewStar, Borrower, and Setal 2, LLC, a California limited liability company that is also an affiliate of Lender, were parties to that certain Intercreditor Agreement regarding the security for the Time Note (the “Intercreditor Agreement”). The Intercreditor Agreement, among other things, establishes that Setal 2, LLC, has a first priority lien against Borrower’s assets and that NewStar’s security is a second priority lien against Borrower’s assets.
C. On March 20, 2009, Lender purchased the Time Note from NewStar pursuant to that certain Assignment and Assumption Agreement (the “Assignment”). Pursuant to the Assignment, Lender acquired all of NewStar’s respective rights and obligations under the Time Note, the Guarantee, the Pledge Agreement, the Security Agreement and the Intercreditor Agreement (the “Security Documents”).
D. Borrower and Lender desire to make various amendments to the Time Note as more specifically set forth below.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Borrower and Lender agree as follows:
AGREEMENT
1. Balance Confirmation. Borrower and Lender hereby agree that, as of April 1, 2009, the unpaid principal balance due on the Time Note is Nine Hundred Forty Thousand and 0/00 Dollars ($940,000.00), the amount of accrued and unpaid interest through March 31, 2009 is Thirty Thousand Eight Hundred Eighty-One and 81/100 Dollars ($30,881.81) for a total balance due of Nine Hundred Seventy Thousand Eight Hundred Eight-One and 81/100 Dollars ($970,881.81).

2. Amendments to Time Note. The Time Note is hereby amended as set forth below.
A. Interest Rate. Section 1 of the Time Note is hereby amended in its entirety to read as follows:
“1. Interest Rate. Except as provided in Section 2.9 hereof, all principal amounts outstanding under this Note (and to the extent not prohibited by applicable law, overdue interest) shall bear interest as follows: (i) for the period of March 24, 2008, to September 26, 2008, at an annual rate equal to ten percent (10.00%), (ii) from and after September 27, 2008, to December 31, 2008, at an annual rate equal to twelve percent (12.00%), and (iii) from and after December 31, 2008, at an annual rate equal to thirteen percent (13.00%) (the “Interest Rate”), subject to the conditions and limitations provided in this Note.”
B. Payments of Interest and Principal. Sections 2.1 and 2.2 of the Time Note are hereby amended in their entirety to read as follows:
“2.1 Payment and Calculation of Interest. Interest shall accrue on a monthly basis (each month, an “Interest Period”). Borrower shall make monthly payments of Five Thousand and 00/100 Dollars ($5,000.00) commencing on April 30, 2009 and continuing on the last day of each month thereafter. On the Time Note Maturity Date (as defined below), all outstanding principal, accrued interest, and unpaid late charges under this Note shall be paid in full. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Interest shall be computed from and including the first day of the applicable Interest Period through the last day thereof.”
“2.2 Maturity Date. The then unpaid balance of principal, accrued but unpaid interest, and unpaid late charges outstanding hereunder shall be due and payable in full on December 31, 2009 (the “Time Note Maturity Date”).”
C. Deletion of Section 2.4. Section 2.4 of the Time Note is hereby deleted in its entirety and not replaced.
D. Late Fee. Section 2.9 of the Time Note is hereby amended in its entirety to read as follows:
“2.9 Late Fee. If a regularly scheduled payment of interest is ten (10) days or more late, Borrower shall be charged ten percent (10%) of the unpaid portion of such regularly scheduled payment as a late fee. If Borrower fails for ten (10) days or more to pay the lump sum payment due consisting of unpaid principal, accrued but unpaid interest, and unpaid late charges outstanding on the Time Note Maturity Date, Borrower shall be charged ten percent (10%) of the unpaid portion of the lump sum payment as a late fee. Late fees are: (a) payable in addition to, and not in limitation of, the interest due on this Note, (b) intended to compensate Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.”

E. Deletion of Sections 6(a)(iii) and 6(a)(v). Sections 6(a)(iii) and 6(a)(v) of the Time Note are hereby amended in their entirety to read as follows:
“(iii) Intentionally Left Blank.”
“(v) Intentionally Left Blank.”
F. Cross Default. Section 6(a)(vi) of the Time Note is hereby amended in its entirety to read as follows:
“(vi) Cross Default. An Event of Default shall occur hereunder if there is a default by Guarantor as defined in any of the following:
(a) U.S. Dry Cleaning Equipment Lease #500 (Equipment Lease) with Setal 1, LLC, as lessor, dated February 12, 2008;
(b) Convertible Note No. 2000 with Setal 1, LLC, as holder, dated December 31, 2008;
(c) Convertible Note No. 2001 with Setal 2, LLC, as holder, dated December 31, 2008;
(d) Convertible Note No. 2002 with Setal 3, LLC, as holder, dated December 31, 2008;
(e) Convertible Note No. 2003 with Setal 4, LLC, as holder, dated December 31, 2008;
(f) Convertible Note No. 2004 with Setal 5, LLC, as holder, dated December 31, 2008;
(g) The Mercer Notes;
(h) Any other debt obligations of the Guarantor; or
(i) Any default on any other obligation of the Borrower or the Guarantor in excess of Fifty Thousand Dollars ($50,000) that remains uncured for more than thirty (30) days.”
G. Conversion. Section 22 is hereby added to the Time Note to read as follows:
“22. Conversion.
(a) Conversion by Lender. Subject to the terms hereof and restrictions and limitations contained herein, the Lender shall have the right, at Lender’s option, at any time and from time to time to convert, in part or in whole, the outstanding principal balance of this Time Note (the “Principal Amount”) and all accrued and unpaid interest under this Note into shares of the Guarantor’s Series B Preferred Stock, par value $.001 per share (“Preferred Stock”), at the then applicable Conversion Price (as defined below), by delivering to the Guarantor a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested). The Conversion Notice shall specify a date for the conversion to be effective, which date shall be no earlier than ninety (90) days from the date on which the Conversion Notice is delivered (the “Conversion Date”), and the Conversion Notice shall be irrevocable when delivered. Upon receipt of the Conversion Notice, Borrower shall assign or otherwise transfer or distribute the Time Note to Guarantor and Guarantor shall fulfill the requirements of this Section 22. For purposes of this Time Note, the term “Conversion Price” shall be defined as $100 per share, as adjusted as set forth herein.
(b) Conversion Procedures. Upon conversion of this Time Note pursuant to this Section 22, the outstanding Principal Amount and/or accrued interest hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Preferred Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount and/or accrued interest being converted by the then applicable Conversion Price. The Guarantor will deliver to the Lender not later than thirty (30) Trading Days after the Conversion Date, a certificate or certificates, representing the number of shares of Preferred Stock being acquired upon the conversion of this Note.
(c) Conversion Price Adjustments.
(i) Stock Dividends, Splits and Combinations. If the Guarantor or any of its subsidiaries, at any time while the Time Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Preferred Stock, (B) subdivide outstanding Preferred Stock into a larger number of shares, (C) combine outstanding Preferred Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Preferred Stock of the Guarantor, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Lender shall be entitled to receive the number of shares of Preferred Stock or other securities of the Guarantor which such Lender would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Time Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier. Any adjustment made pursuant to this Section 22(c) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Preferred Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.
(ii) Distributions. If the Guarantor or any of its subsidiaries, at any time while this Note is outstanding, shall distribute to all holders of Preferred Stock evidences of its indebtedness or rights or warrants to subscribe for or purchase any security of the Guarantor or any of its subsidiaries (excluding those referred to in Section 22(c)(i) above), then upon conversion of this Time Note to Preferred Stock, the Guarantor shall, at Lender’s option as more fully set forth below, distribute to the Lender of this Time Note the amount of such indebtedness or rights or warrants which the Lender of this Time Note would have received had this Time Note been converted into Preferred Stock at the then applicable Conversion Price immediately prior to the record date for such distribution. The choice to elect a distribution of such indebtedness or rights or warrants set forth herein shall be at the option of the Lender and, if such a distribution is elected by the Lender, such distribution shall be in lieu of interest accruing between the record date of the distribution to all holders of Preferred Stock and the date of Lender’s conversion of this Time Note. Lender’s election with respect to this paragraph shall be included on Lender’s Conversion Notice. Notwithstanding anything to the contrary in this paragraph, the rights granted to Lender under this paragraph shall expressly not include rights to share in the dividend payments made by Guarantor to the holders of Preferred Stock.
(iii) Rounding of Adjustments. All calculations under this Section 22(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.
(iv) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 22(c), the Guarantor shall promptly deliver to the Lender of this Note, a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.
(v) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Preferred Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Lender of this Time Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.
(d) Reservation and Issuance of Underlying Securities. The Guarantor covenants that it will at all times reserve and keep available out of its authorized and unissued Preferred Stock solely for the purpose of issuance upon conversion of this Time Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender of this Time Note, not less than such number of shares of Preferred Stock as shall be issuable (taking into account the adjustments under this Section 22) upon the conversion of this Time Note hereunder in Preferred Stock. The Guarantor covenants that all shares of Preferred Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and free of all taxes, liens and charges created by the Guarantor. If the Preferred Stock is or becomes listed on any national securities exchange or quoted on The Nasdaq Stock Market, the Guarantor shall at its expense cause all shares of Preferred Stock issuable upon conversion of this Time Note to be listed on such exchange subject to notice of issuance or quoted on The Nasdaq Stock Market, as the case may be.

(e) No Fractions. Upon a conversion hereunder the Guarantor shall not be required to issue stock certificates representing fractions of shares of Preferred Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share or the face value of a share of Preferred Stock at such time. If the Guarantor elects not, or is unable, to make such cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Preferred Stock.
(f) Charges, Taxes and Expenses. Issuance of certificates for shares of Preferred Stock upon the conversion of this Time Note shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Guarantor, and such certificates shall be issued in the name of the Lender or in such name or names as may be directed by the Lender; provided, however, that in the event certificates for shares of Preferred Stock are to be issued in a name other than the name of the Lender, this Time Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Guarantor shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.
(g) Cancellation. Except as provided herein, after all of the Principal Amount and all accrued but unpaid interest and default payments at any time owed on this Time Note have been paid in full or converted into Preferred Stock or after all of Lender’s rights under this Time Note have expired, this Time Note shall automatically be deemed canceled and the Lender shall promptly surrender the Time Note to the Guarantor at the Guarantor’s principal executive offices.
(h) Conditional Rights. The Borrower shall give Lender seven (7) days notice prior to making a full prepayment of this Time Note. Upon full payment of this Time Note by the Borrower on any date, including the Time Note Maturity Date, and continuing for a period of thirty (30) days after such date as this Time Note is paid in full by the Borrower, Lender shall retain the right to return the payment to the Borrower along with interest at thirteen percent (13%) per annum from the date of full payment and convert the payment amount utilizing the process set forth in this Section 22.”
H. Right to Assign. Section 15 of the Time Note is hereby amended by adding the following sentence to the end of Section 15.
“Notwithstanding anything to the contrary set forth herein, Lender may assign all of a portion of this Note to a charity of Lender’s choice without first obtaining Borrower’s consent.”
3. No Further Amendments; Security Confirmed. Except as specifically amended hereby, the Time Note and the Security Documents (except as amended by any separate amendment document dated after the date of this Amendment) shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced thereby is hereby reaffirmed in all respects. This Amendment constitutes an amendment to and modification of the Time Note. On and after the date hereof, each reference in the Time Note to “this Note”, “hereunder”, “hereof” or words of like import referring to the Time Note shall be and are a reference to the Time Note as amended by this Amendment, and each reference to the “Note” in any of the Security Documents or any other applicable documents between the Borrower and Lender or between the Borrower and NewStar, shall mean and be a reference to the Time Note as amended by this Amendment. The Borrower hereby confirms that the obligations of the Borrower described in the Time Note and the Security Documents include the Borrower’s obligations under the Time Note, as amended hereby, and all such obligations shall be secured and entitled to the benefits of all of the Security Documents, as in effect from time to time.

4. Representations; Release. The Borrower hereby certifies that the following statements are true as of the date hereof after giving effect to the terms of this Amendment: (a) no event has occurred and is continuing that constitutes and Event of Default; and (b) the outstanding principal balance of the Time Note is as set forth in paragraph 1 above and the Borrower does not have any claim or offset against, or defense or counterclaim to, any obligation or liability of the Borrower under the Time Note or the Security Documents. To the extent that any such claims, offsets, defenses or counterclaims may exist, the Borrower, by signing below, hereby WAIVES AND RELEASES the Lender and its directors, officers, employees, attorneys and affiliates from such claims, offsets, defenses or counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto. The Borrower, by signing below, also hereby WAIVES AND RELEASES the Lender and its directors, officers, employees, attorneys and affiliates from such claims, offsets, defenses or counterclaims related in any way to NewStar’s obligations pursuant to that certain Secured Party Sale Agreement dated March 21, 2008, between NewStar, on the one hand, and Borrower and U.S. Dry Cleaning Corporation (“Guarnator”), on the other hand, or otherwise related to the Borrower’s purchase of NewStar’s assets, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
IN WITNESS WHEREOF, each of the undersigned have duly executed this Amendment as of the date first set forth above.

USDC PORTSMOUTH, INC.
By:	/s/ Robert Y. Lee
By: Robert Y. Lee
Its: President

THE TAYLOR FAMILY TRUST, dated March 4, 1994
By:	/s/ Lester E. Taylor Jr.
By: Lester E. Taylor Jr.
Its: Trustee

By:	/s/ Diane M. Taylor
By: Diane M. Taylor
Its: Trustee

GUARANTOR’S CONFIRMATION AND CONSENT
The undersigned hereby consents to the execution and delivery of the foregoing Amendment and to all of the transactions contemplated thereby, and confirms and agrees as follows:
A. For purposes of the undersigned’s Guaranty (as defined in the Time Note), the liabilities and obligations of Borrower under this Note, as amended by the foregoing Amendment, shall constitute “Guaranteed Obligations”; and for purposes of the Stock Pledge Agreement dated as of March 24, 2008, made by the undersigned in favor of NewStar and subsequently assigned from NewStar to Lender (the “Pledge Agreement”), the liabilities and obligations of the Borrower under the Note, as amended by the foregoing Amendment, shall constitute “Obligations”;
B. The obligations of the undersigned under the Guarantee and the Pledge Agreement, as assigned to Lender, are hereby confirmed and reaffirmed in all respects; and
C. The Guarantor does not have any claim or offset against, any defense or counterclaim to, any obligation or liability to the Lender under the Guarantee and, to the extent that any such claims, offsets, defenses or counterclaims may exist, the Guarantor, by signing below, hereby WAIVES AND RELEASES, the Lender and its directors, officers, employees, attorneys and affiliates from the same, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
D. The Guarantor has reviewed the conversion provisions set forth in paragraph 22 of the amended Time Note and hereby agrees to be bound by the terms set forth in paragraph 22 of the amended Time Note.

U.S. DRY CLEANING CORPORATION
/s/ Robert Y. Lee
By: Robert Y. Lee
Its: President

EXHIBIT A
FORM OF CONVERSION NOTICE
(To be Executed by the Lender
in order to Convert a Time Note)
The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Time Note) and/or accrued interest indicated below of this Time Note into shares of Series B Preferred Stock, par value $.001 per share (the “Preferred Stock”), of U.S. DRY CLEANING CORPORATION (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
Conversion information:

Date to Effect Conversion

Aggregate Principal Amount and/or Accrued
Interest of Note Being Converted

Number of shares of Preferred Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

Taxpayer Identification/Social Security Number

ASSIGNMENT OF PROMISSORY NOTES
FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, the undersigned hereby transfers and assigns to the parties and in the percentages set forth on Exhibit “A” hereto and incorporated herein by this reference, a portion of the undersigned’s right, title and interest in that certain promissory note (“Note”) attached hereto as Exhibit “B” and incorporated herein by this reference. By affixing their signatures to Exhibit “A”, the assignees hereby acknowledge receipt of an interest in the Note, agree to be bound by the terms of the Note, and authorize Lester E. Taylor, Jr. to take any and all actions necessary and execute any documents necessary for the collection, amendment and enforcement of the Note.
DATED: March 20, 2009
THE TAYLOR FAMILY TRUST,
dated March 3, 1994

/s/ Lester E. Taylor, Jr.
LESTER E. TAYLOR, JR., Trustee

/s/ Diane M. Taylor
DIANE M. TAYLOR, Trustee

BORROWER’S CONSENT
In accordance with the provisions of paragraph 15 of the Note, the undersigned Borrower hereby consents to the assignments set forth herein.

USDC PORTSMOUTH, INC.
/s/ Robert Y. Lee
By: Robert Y. Lee
Its: President

EXHIBIT “A”

Assignee	Contribution	Percentage	Signature

Harold E. & Eileen B.	$100,000	27.778%	/s/ Harold E. Klein
Klein JTWROS			Harold E. Klein

			/s/ Eileen B. Klein
			Eileen B. Klein

Timothy and Christine	$100,000	27.778%	/s/ Timothy Rand
Rand 1991 Trust			Timothy Rand, Trustee

			/s/ Christine Rand

			Christine Rand, Trustee

Setal 1, LLC	$50,000	13.888%	/s/ Lester E. Taylor, Jr.
			By: Lester E. Taylor, Jr.
			Its: Manager

Kristen and Jonathan	$10,000	2.778%	/s/ Kristen Chambers
Chambers			Kristen Chambers

			/s/ Jonathan Chambers

			Jonathan Chambers

EXHIBIT “B”
PROMISSORY NOTE